As filed with the Securities and Exchange Commission on March 29, 2016
               Registration No. 333-141676

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT
TO
FORM S-1
ALLDIGITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Nevada	7375	20-5354797
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6 Hughes, Suite 200, Irvine, California 92618
(949) 250-7340
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael Linos
President and Chief Executive Officer
AllDigital Holdings, Inc.
6 Hughes, Suite 200, Irvine, California 92618
(949) 250-7340
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
The Commission is requested to mail signed copies of all orders, notices and communications to:
Larry A. Cerutti
Troutman Sanders LLP
5 Park Plaza, Suite 1400, Irvine, California 92614
(949) 622-2739
Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
 
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Deregistration of Unsold Securities
This Post-Effective Amendment to Form S-1 (this "Amendment") relates to Registration Statement No. 333-141676, initially filed with the Securities and Exchange Commission on July 20, 2007 (the "Registration Statement"), by AllDigital Holdings, Inc., a Nevada corporation (previously known as Aftermarket Enterprises, Inc.).  The Registration Statement was declared effective on April 15, 2008. The offering conducted pursuant to the Registration Statement has terminated.  Thus, this Amendment is being filed to deregister, as of the effective date of this Amendment, all unsold securities registered pursuant to the Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 29, 2016.

AllDigital Holdings, Inc. (Registrant)

By:	/s/ Michael Linos
Name:	Michael Linos
Title:	President and Chief Executive Officer

Note: No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.